                                                                Exhibit 10.7




                                       FORM OF
                          STOCK ESCROW AND LOCK-IN AGREEMENT


         This Escrow Agreement (the "Agreement") is made and entered into as of the _____ day of __________, 199_, [THE DATE OF THE INITIAL CLOSING] by and among Edward J. Lauth, III ("Lauth"), Poole Financial Group, Inc., a Pennsylvania corporation ("PFG"), The Historic Bellefonte Brewery, Inc., a Pennsylvania corporation (the "Company") and ____________________ ("Escrow Agent").

                                   R E C I T A L S

         WHEREAS, Lauth and PFG are each owners of 206,250 shares (together the "Escrow Shares") of the common stock, no par value, (the "Common Stock") of the Company;

         WHEREAS, the Company has proposed a public offering of a minimum of 500,000 and a maximum of 1,250,000 shares of Common Stock (the "Offering"), and the Company has applied to the Pennsylvania Securities Commission for registration of the shares of Common Stock to be offered for sale in the Offering, and, in connection therewith, the Pennsylvania Securities Commission has requested that Lauth and PFG as the founders of the Company enter into this Agreement to provide for the escrow of the Escrow Shares on the terms and conditions hereinafter set forth;

         WHEREAS, Lauth and PFG each desire to subject up to 103,125 shares of Common Stock owned by Lauth and PFG, respectively (together the "Condition Shares") to possible return to the Company unless certain conditions are met as set forth herein;

         WHEREAS, Lauth and PFG may benefit from the Company's successful completion of the Offering, and therefore desire to enter into this Agreement; and

         WHEREAS, Lauth, PFG and the Company desire to appoint Escrow Agent as escrow agent in accordance with the terms hereof, and Escrow Agent desires to act as escrow agent in accordance with the terms hereof.

                                  A G R E E M E N T

         In consideration of the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1. APPOINTMENT OF ESCROW AGENT. Escrow Agent is hereby appointed to act as escrow agent in accordance with the terms hereof, and Escrow Agent hereby accepts such appointment. Escrow Agent shall have all the rights, powers, duties and obligations provided herein.

         2.   DEPOSIT OF ESCROW SHARES.

              (a) Lauth and PFG shall deliver, upon execution of this Agreement, to the Escrow Agent a stock certificate (or certificates), along with stock powers executed in blank, evidencing Lauth and PFG's respective ownership of the Escrow Shares.

              (b) Escrow Agent shall, upon receipt of the Escrow Shares, hold the Escrow Shares in escrow pursuant to the terms set forth in this Agreement.

         3.   DISTRIBUTION OF ESCROW SHARES.

              (a) DEFINITIONS. For the purposes of this Agreement, the following terms shall be defined as indicated:

                   (i)  "Net Sales" shall mean sales less excise taxes;

                  (ii)  "Net Income" shall mean income after income taxes;

                 (iii) "Fiscal Year" shall mean the twelve months ended December 31 of each year (or other fiscal twelve month period selected by the Company for its accounting and financial reporting);

                  (iv) "Requisite Net Revenues" shall mean $1,500,000 of Net Revenues in any Fiscal Year;

                   (v) "Requisite Net Earnings" shall mean $275,000 of Net Earnings in any Fiscal Year;

                  (vi) "Eligible Trading Market" shall mean the Common Stock being quoted or included in the over-the-counter inter-dealer market, the Nasdaq SmallCap Market, a national securities exchange or the Nasdaq Stock Market or comparable securities exchange or market, for a period of at least six (6) months;

                 (vii) "Market Price" shall mean the mean average price on an Eligible Trading Market (determined as the mean average of the high and low bid price, the mean average closing bid price or the mean average closing price, as applicable depending upon which Eligible Trading Market is used) during a consecutive 6-week period (defined as six consecutive calendar weeks in which there are a minimum of three days per week in which such Eligible Trading Market is open for trading) other than any 6-week period during which Lauth, PFG, the Company, the officers or directors of PFG or the Company, or any Affiliates (as hereinafter defined) of any of such persons or entities, have purchased any shares of Common Stock; and

                (viii) "Affiliate" shall mean a person that directly or indirectly controls, or is controlled by, or is under common control with, such other person, and, with respect to a natural person, shall also mean such person's immediate family (i.e., spouse, parents, children, brothers and sisters, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law).

              (b)  DISTRIBUTION UPON SATISFACTION OF CERTAIN CONDITIONS.

                   (i) If the Company has Requisite Net Revenues or Requisite Net Earnings in any of the three (3) Fiscal Years in the period ending December 31, 199_ [THE END OF THE THIRD FISCAL YEAR FOLLOWING THE INITIAL CLOSING], then the Condition Shares shall no longer be considered Condition Shares, but shall still be Escrow Shares, all of which shall continue to be subject to the provisions of Section 5 of this Agreement.



                  (ii)  If the Company has Requisite Net Revenues or
Requisite Net Earnings in any one of the four (4) Fiscal Years in the period beginning on January 1, 199_ [THE BEGINNING OF THE FOURTH FISCAL YEAR FOLLOWING THE INITIAL CLOSING] and ending December 31, 200_ [THE END OF THE SEVENTH FISCAL YEAR FOLLOWING THE INITIAL CLOSING], then all of the Escrow Shares shall be returned to Lauth and the Company and, upon such delivery by the Escrow Agent, the escrow created by this Agreement shall cease and this Agreement shall be terminated.


                 (iii) If the Company has not attained the Requisite Net Revenues or Requisite Net Earnings in any Fiscal Year prior to January 1, 200_ [THE FIRST DAY OF THE EIGHTH FISCAL YEAR FOLLOWING THE INITIAL CLOSING], then Lauth and PFG shall be entitled to receive that percentage of the Condition Shares equal to the highest percentage that the Company's actual Net Revenues or actual Net Earnings in any Fiscal Year during the seven year period ending December 31, 200_ [THE END OF THE SEVENTH FISCAL YEAR FOLLOWING THE INITIAL CLOSING] bears to the Requisite Net Revenues or the Requisite Net Earnings, whichever percentage is higher, and such percentage of Condition Shares shall be returned to each of Lauth and PFG, and the balance of the Condition Shares shall be distributed to the Company, and Lauth and PFG shall have no further rights to, or interest in, such balance of Condition Shares. Upon such deliveries by the Escrow Agent, the escrow created by this Agreement shall cease and this Agreement shall be terminated.

              (c) EARLY DISTRIBUTION. If, after December 31, 199_ [THE END OF THE THIRD FISCAL YEAR FOLLOWING THE INITIAL CLOSING], the Company has not attained the Requisite Net Revenues or the Requisite Net Earnings in any Fiscal Year prior to the date upon which Lauth and PFG, in their sole discretion, elect to exercise their option to early terminate this escrow pursuant to this provision (which shall be referred to as a "Section 3(b) Election"), Lauth and PFG shall be entitled to receive that percentage of the Condition Shares equal to the highest percentage that the Company's actual Net Revenues or actual Net Earnings in any Fiscal Year ended prior to the date of Lauth and PFG's Section 3(b) Election bears to the Requisite Net Revenues or the Requisite Net Earnings, whichever percentage is higher, and such percentage of the Condition Shares, as well as the remainder of the Escrow Shares, shall be returned to Lauth and PFG, and the balance of the Condition Shares shall be distributed to the Company, and Lauth and PFG shall have no further rights to, or interest in, such balance of the Condition Shares. Upon such deliveries by the Escrow Agent, the escrow created by this Agreement shall cease and this Agreement shall be terminated. Lauth and PFG shall exercise a Section 3(b) Election by sending notice to the Company which shall then instruct the Escrow Agent in accordance with the provisions of Section 4 of this Agreement.

              (d)  DISTRIBUTION UPON SALE OR MERGER.

                   (i) If, during the period from the date of the Agreement until December 31, 200_ [THE END OF THE SEVENTH FISCAL YEAR FOLLOWING THE INITIAL CLOSING], the Company is acquired, merged with or into another entity, consolidated with another entity, or the Company sells all, or substantially all of its assets (other than in the ordinary course of business) (collectively referred to as a "Sale Transaction") and the consideration for the Sale Transaction on a per share of Common Stock basis (the "Share Consideration") in the form of cash, debt, stock, cash equivalent or any combination thereof, is equal to or greater than the following amounts during the periods indicated:

         $11.00 - From the date of this Agreement to December
                  31, 199_(1)
         $12.10 - From January 1, 199_ to December 31, 199_ $13.31 - From January 1, 199_ to December 31, 199_ $14.64 - From January 1, 199_ to December 31, 199_

______________________

(1)   [THE FIRST FISCAL YEAR FOLLOWING THE INITIAL CLOSING]

         $16.10 - From January 1, 200_ to December 31, 200_
         $17.71 - From January 1, 200_ to December 31, 200_
         $19.48 - From January 1, 200_ to December 31, 200_


then all of the Escrow Shares shall be returned to Lauth and PFG, respectively, the escrow created by this Agreement shall cease and this Agreement shall be terminated.

                   (ii) If during the period from the date of this Agreement until December 31, 200_ [THE END OF THE SEVENTH FISCAL YEAR FOLLOWING THE INITIAL CLOSING], a Sale Transaction occurs and the Share Consideration is less than the amount specified in (c)(i) above, then, at Lauth and PFG's option, Lauth and PFG will be entitled to receive that percentage of the Condition Shares equal to the percentage that the Share Consideration bears to the applicable amount specified in (c)(i) above, and such percentage of the Condition Shares, as well as the remainder of the Escrow Shares shall be returned to Lauth and PFG and the balance of the Condition Shares shall be distributed to the Company, and Lauth and PFG shall have no further rights to, or interest in, such balance of the Condition Shares. Upon such deliveries by the Escrow Agent, the escrow created by this Agreement shall cease and this Agreement shall be terminated.

                 (iii)  In the event that any portion of the Share
Consideration consists of stock of the Company or any other entity, the provisions of subsection (c)(i) and (ii) shall not be available if such stock is not, upon receipt by the shareholders of the Company, freely tradeable.

              (e)  DISTRIBUTION UPON COMMON STOCK PRICE GROWTH.

                   (i) If the Market Price of the Common Stock is equal to or greater than $13.31 per share during the Fiscal Year ending December 31, 199_ [THE END OF THE THIRD FISCAL YEAR FOLLOWING THE INITIAL CLOSING], then the Condition Shares shall no longer be considered Condition Shares, but shall still be Escrow Shares, all of which shall continue to be subject to the provisions of
Section 5 of this Agreement.

                  (ii) If the Market Price of the Common Stock is equal to or greater than the following amounts during the periods indicated:

         $14.64 - From January 1, 199_ to December 31, 200_(1)
         $16.10 - From January 1, 200_ to December 31, 200_ $17.71 - From January 1, 200_ to December 31, 200_ $19.48 - From January 1, 200_ to December 31, 200_


________________________

(1) [THE FOURTH FISCAL YEAR FOLLOWING THE INITIAL CLOSING] then all of the Escrow Shares shall be returned to Lauth and PFG, the escrow created by this Agreement shall cease and this Agreement shall be terminated.

              (f) DISTRIBUTION AT END OF ESCROW TERM. If the Escrow Agent has not received notice pursuant to Section 4 of this Agreement on or before _________________, 200_ [NINETY DAYS FOLLOWING THE END OF THE SEVENTH FISCAL YEAR FOLLOWING THE INITIAL CLOSING], then all of the Condition Shares shall be delivered to the Company, and Lauth and PFG shall have no further rights to, or interest in, the Condition Shares, and the remainder of the Escrow Shares shall be returned to Lauth and PFG. Upon such deliveries by the Escrow Agent, the escrow created by this Agreement shall cease and this Agreement shall be terminated.

              (g) NO FRACTIONAL SHARES. In the event that any fractional shares would be required to be distributed pursuant to any provision of this Agreement, such amounts shall be rounded to the nearest whole share, and the Escrow Agent shall only distribute whole shares.

              (h) OPERATING RESULTS. For the purposes of this Agreement, the Company's Net Revenues and Net Earnings shall be determined by reference to the Company's financial statements, which shall be prepared in accordance with generally accepted accounting principles consistently applied and audited by the Company's independent accountants.

              (i) ADJUSTMENTS FOR RECAPITALIZATION, ETC. In the event that the Common Stock is divided, combined, changed into or exchanged for another class or kind of security or otherwise recapitalized, all references in this Agreement to the Common Stock, share amounts and per share prices shall be deemed to refer to and reflect the Common Stock as so adjusted.

              (j) DIVIDENDS, DISTRIBUTIONS, ETC. Any dividends, distributions or other property which accrues or is paid with respect to the Escrow Shares shall be delivered to the Escrow Agent to be held in escrow in accordance with the terms of this Agreement, all of which shall be distributed to Lauth and PFG with the delivery of the Escrow Shares in accordance with the terms of this Agreement, notwithstanding that a portion of such dividends, distributions or other property may be attributable to Condition Shares which are delivered to the Company.

              (k) VOTING RIGHTS. During the term of this Agreement, Lauth and PFG shall have the sole power to vote their respective Escrow Shares.

              (l) STATUS OF SHARES DELIVERED TO THE COMPANY. All shares delivered to the Company in accordance with the provisions of this Agreement shall thereupon no longer be owned by Lauth and PFG and no longer considered outstanding. Such shares may, at the Company's option, be held as treasury stock, be cancelled or otherwise treated in accordance with the provisions of the Company's Articles of Incorporation, Bylaws and applicable laws.

              (m) CHANGE IN THE COMPANY'S FISCAL YEAR. In the event the Company, during the term of this Escrow Agreement, changes its Fiscal Year to another 12-month period, all references in this Agreement to particular Fiscal Years and to periods ending on the last day of particular Fiscal Years shall be deemed to refer to the Fiscal Years and the last day of the Fiscal Years ending nearest to such dates.

         4. NOTICE TO ESCROW AGENT. No provision of this Agreement shall be triggered and the Escrow Agent shall not be required to take any actions unless and until the Escrow Agent receives written notice from the Company with specific instructions as to the specific provisions of this Agreement desired to be effected and the specific facts supporting such action pursuant to the terms of this Agreement. Such notice shall be signed by the President and Chief Financial Officer of the Company and shall be accompanied by documentation of the satisfaction of the specific terms of this Agreement. A copy of such notice shall be sent by the Company to Lauth and PFG.

         5.   RESTRICTIONS ON TRANSFER.

              (a) During the period in which the Escrow Shares are subject to the escrow created by this Agreement, neither Lauth nor PFG shall sell, transfer or otherwise dispose of any of the Escrow Shares except as set forth in this
Section 5.



              (b) Notwithstanding the restrictions set forth in (a) above, in the event that the Condition Shares are no longer considered Condition Shares pursuant to the terms of this Agreement, neither Lauth nor PFG may sell, transfer or otherwise dispose of any of the Escrow Shares during the Fiscal Year ending December 31, 199_ [THE END OF THE FIRST FISCAL YEAR FOLLOWING THE INITIAL CLOSING], and Lauth and PFG may sell, transfer or otherwise dispose of any of the Escrow Shares and the escrow created by this Agreement shall cease and this Agreement shall terminate during the Fiscal Year ending December 31, 199_ [THE END OF THE SECOND FISCAL YEAR FOLLOWING THE INITIAL CLOSING] only if the price at which such disposition occurs is equal to or greater than $20.00 per share or during the Fiscal Year ending December 31, 199_ [THE END OF THE THIRD FISCAL YEAR FOLLOWING THE INITIAL CLOSING] only if the price at which such disposition occurs is equal to or greater than $10.00 per share; after December 31, 199_ [THE END OF THE THIRD FISCAL YEAR FOLLOWING THE INITIAL CLOSING], there will be no restrictions on Mr. Lauth and PFG's ability to dispose any of the Escrow Shares and the escrow created by this Agreement shall cease and this Agreement shall terminate.


              (c) The provisions of Section 5(a) and 5(b) shall not apply in the event the provisions of Section 3(c) become effective.

         6.   LIMITATION ON LIABILITY AND INDEMNITY OF ESCROW AGENT.

              (a) Escrow Agent may act upon any written notice, certificate, instrument, request, waiver, consent, paper or other document that Escrow Agent in good faith reasonably believes to be genuine and to have been made, sent, signed, prescribed or presented by the proper person or persons. Escrow Agent shall not be liable for any action taken or omitted by it in connection with the performance of its duties and obligations hereunder, except for its own gross negligence or willful misconduct. Escrow Agent shall be under no obligation to institute or defend any action, suit or legal proceeding in connection with this escrow or this Agreement unless it is indemnified to its satisfaction by the party or parties which desire that it undertake such action.

              (b) Escrow Agent shall be under no obligation or liability for failure to inform Lauth, PFG or the Company regarding any transaction or facts within Escrow Agent's knowledge, even though the same may concern the matters described herein, provided they do not prevent or interfere with Escrow Agent's compliance with this Agreement, nor shall Escrow Agent be liable for the sufficiency, correctness or genuineness as to form, manner of execution or validity of any instrument deposited, nor as to identity, authority or rights of any person executing the same, except as above provided.

              (c) If, during or after the term of this escrow, Escrow Agent receives or becomes aware of any conflicting demands or claims with respect to the Escrow Shares or the rights of any of the parties hereto, or any property disputed herein or affected hereby, Escrow Agent shall have the right to discontinue any or all further acts on its part until such conflict is resolved to its and the parties' satisfaction, and Escrow Agent shall have the further right to commence or defend any action or proceeding for the determination of such conflict. In the event Escrow Agent files suit in interpleader and deposits the Escrow Shares in a court of competent jurisdiction, it shall be fully released and discharged from all further obligations under this Agreement (but such release and discharge shall not relieve Escrow Agent from any liability incurred prior to such event).

              (d) Escrow Agent may consult with legal counsel satisfactory to it in connection with any dispute, the construction of any provision of this Agreement or the duties and obligations of Escrow Agent under this Agreement.

              (e) The Company hereby agrees to indemnify Escrow Agent and will reimburse Escrow Agent for all liabilities, costs and expenses (including reasonable attorneys fees) that Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement, except by reason of its own gross negligence or willful misconduct.

         7. RELEASE OF ESCROW AGENT. The release of the Condition Shares and the Escrow Shares in accordance with the terms and provisions of this Agreement shall fully and completely release Escrow Agent from any obligations or liabilities assumed under this Agreement with respect to the Escrow Shares.

         8. COMPENSATION OF ESCROW AGENT. Escrow Agent shall be entitled to compensation as set forth in Schedule A and reimbursement of actual fees, costs and expenses, including reasonable attorneys' fees, suffered or incurred by Escrow Agent in connection with the performance of its duties and obligations hereunder, including but not limited to, any suit in interpleader brought by Escrow Agent, all of which compensation, fees, costs and expenses shall be paid by the Company.

         9. RESIGNATION AND REMOVAL OF ESCROW AGENT. Escrow Agent or any successor to it may resign and be discharged of its duties and obligations hereunder by delivering written notice to the Company, Lauth and PFG specifying the effective date of such resignation, which date shall not be earlier than 30 days following the receipt by the Company, Lauth and PFG of the notice of resignation. Such resignation shall take effect on the date specified in the notice of resignation, unless a successor escrow agent has been appointed, in which case such resignation shall take effect immediately upon receipt by such successor escrow agent of the Escrow Shares. Escrow Agent may be removed by the joint action of the Company, Lauth and PFG, with or without cause, at any time upon 10 days' prior written notice to Escrow Agent, which notice may be waived by Escrow Agent.

         Notwithstanding any resignation or removal of Escrow Agent, Escrow Agent shall continue to serve in its capacity as escrow agent until (a) a successor agent is appointed and has accepted such appointment and (b) the Escrow Shares have been transferred to and received by such successor escrow agent. The Company shall promptly take the necessary action to appoint a successor escrow agent in accordance with the provisions of Section 10.

         10. APPOINTMENT OF SUCCESSOR ESCROW AGENT. If at any time Escrow Agent shall resign, be removed or otherwise become incapable of acting as escrow agent pursuant to this Agreement, a successor escrow agent shall be appointed by the Company by a written instrument delivered to the successor escrow agent. If no successor escrow agent has been appointed at the effective date of resignation or removal of Escrow Agent or within 10 days after the time Escrow Agent became incapable of acting as escrow agent pursuant to this Agreement, any party hereto may petition a court of competent jurisdiction for an appointment of a successor escrow agent and Escrow Agent shall have the right to refuse to release the Escrow Shares until a successor escrow agent is appointed and has accepted such appointment. Upon the appointment and acceptance of any successor escrow agent hereunder, Escrow Agent shall transfer the Escrow Shares, to its successor. Upon receipt by the successor escrow agent of the Escrow Shares, Escrow Agent shall be discharged from any continuing duties or obligations under this Agreement, but such discharge shall not relieve Escrow Agent from any liability incurred prior to such event, and the escrow agent shall be vested with all rights, powers, duties and obligations of Escrow Agent under this Agreement.

         11. PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever by, under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to, or to confer any right of subrogation or action over against, any party to this Agreement.

         12. NOTICES. Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by telefax or other telecopy mechanism, provided that any notice so given is also mailed as provided in clause (c), or (c) mailed, postage prepaid, return receipt requested as follows:

         If to the Company, addressed to:

              Mr. Michael D. Graham, President
              The Historic Bellefonte Brewery
              367 Phoenix Avenue
              Bellefonte, PA  16823
              FAX #:

         If to PFG, addressed to:

              Ms. Sandra L. Poole
              Poole Financial Group, Inc.
              ___________________________
              ___________________________
              FAX #:

         If to Lauth, addressed to:

              Mr. Edward J. Lauth, III
              One Aqua Penn Drive
              Milesburg, PA  16853
              Fax #: (814) 353-9108

         If to the Escrow Agent, addressed to:

              ___________________________
              ___________________________
              ___________________________

         In all cases, with a copy to:



              Justin P. Klein, Esquire
              Ballard Spahr Andrews & Ingersoll
              1735 Market Street, 51st Floor
              Philadelphia, PA  19103
              FAX #: (215) 864-8999



or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (a) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Agreement and an appropriate answerback is received, (b) if given by mail, three business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) is given by any other means, when actually delivered at such address.

         13. AMENDMENTS; WAIVERS. This Agreement may be amended only by an agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound, and then only to the specific purpose, extent and instance so provided.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts of this Agreement have been signed by the Company, Lauth and PFG and Escrow Agent, and the Escrow Shares have been delivered to the Escrow Agent.

         15. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Neither this Agreement nor any rights or obligations under it are assignable. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the respective parties.

         16. SEVERABILITY. If any provision of this Agreement is held invalid by any court, governmental agency or regulatory body, the other provisions shall remain in full force and effect.

         17. HEADINGS. The descriptive headings of the Sections of this Agreement are for convenience only and do not constitute a part of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on the day and year first above written.


                             ___________________________________
                             Edward J. Lauth, III


                             POOLE FINANCIAL GROUP, INC.

                             By:________________________________
                                Sandra L. Poole


                             THE HISTORIC BELLEFONTE BREWERY, INC.

                             By:________________________________
                                Michael D. Graham, President


                             ESCROW AGENT:

                             ___________________________________


                             By:________________________________
                                Name:
                                Title: